UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2017 (May 19, 2017)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2017, Aircastle Limited (the “Company”) held its Annual General Meeting of Shareholders.

The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows

1. Election of Directors	For	Withheld	Broker Non-Votes
Michael J. Cave	58,416,203	306,999	15,026,293
Ronald L. Merriman	58,297,560	425,642	15,026,293
Agnes Mura	58,352,569	370,633	15,026,293
Charles W. Pollard	58,340,953	382,249	15,026,293

2.	Appointment of Ernst & Young LLP as the independent registered public accounting firm for Aircastle Limited for fiscal year 2017, and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

For	72,345,818

Against	1,367,831

Abstain	35,846

3.	Approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code.

For	57,332,406

Against	1,316,059

Abstain	74,737

Broker Non-Votes	15,026,293

4.	An advisory vote to approve the compensation of the Company’s named executive officers.

For	57,904,770

Against	715,425

Abstain	103,007

Broker Non-Votes	15,026,293

5.	An advisory vote of the frequency of the advisory vote on executive compensation.

One Year	31,945,340

Two Years	86,678

Three Years	26,624,196

Abstain	66,988

Broker Non-Votes	15,026,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher Beers
Christopher Beers
General Counsel

Date: May 23, 2017

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